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                                                                    Exhibit 99.1

     2026 McGaw Avenue, Irvine, CA 92614       FOR IMMEDIATE RELEASE
       (949) 809-1100 Fax (949) 757-0941       Analyst Contact: Kevin Michaels
                                                                (949) 809-1608

                            POWERWAVE TECHNOLOGIES
                      ANNOUNCES PURCHASE OF NEW FACILITY

     IRVINE, Calif., June 1, 2000 - Powerwave Technologies, Inc. (NASDAQ:PWAV) announced today that it has purchased the Pacific Corporate Center located in Santa Ana, California, from Boeing Realty Corporation. The Pacific Corporate Center is a 360,000 sq.ft. facility located on approximately 22 acres and currently has approximately 275,000 sq.ft. available for occupancy. Powerwave purchased the entire facility for approximately $35.3 million. Powerwave anticipates that it will consolidate its southern California operations and headquarters facility at the Pacific Corporate Center over the next six to nine months.

     "This purchase of this facility will allow Powerwave to consolidate our manufacturing and Southern California engineering and sales and marketing activities from three separate buildings into one location," stated Bruce C. Edwards, President and Chief Executive Officer of Powerwave Technologies. "We also believe that this new facility will provide us with the necessary manufacturing capacity for volume production in 2001 of next generation, or 3G, power amplifiers."

Company Background

     Powerwave Technologies, Inc., an ISO 9001 quality certified company, is a leading supplier of high performance RF power amplifiers for use in wireless communications networks. Powerwave designs, manufacturers and markets both single carrier and multi-carrier RF power amplifiers. Powerwave's products are utilized in both cellular and PCS base stations in both
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digital and analog networks. Powerwave also produces RF power amplifiers for the wireless local loop market. Corporate headquarters are located at 2026 McGaw Avenue, Irvine, Calif. 92614. Telephone (949) 809-1100. For more information on Powerwave's high performance ultra-linear RF power amplifiers and amplifier systems, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.Powerwave.com.

Forward-Looking Statements

     Statements contained in this press release which are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: we have a dependence on a limited number of customers; our operating results would be negatively impacted by reductions or cancellations in orders from new or existing customers; we required continued success in the design of new amplifier products and such products must be manufacturable and of good quality and reliability; movement of production lines may require requalification from certain customers and any delays in obtaining such requalification could have a negative impact on our revenues and our business; variability in our gross margins on new products could result in a negative impact on our operating results; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in our Form 10-K for the fiscal year ended January 2, 2000, and our Form 10-Q for the quarterly period ended April 2, 2000, both of
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which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed or to be filed with the Securities Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstance occurring after the date hereof or to reflect the occurrence of unanticipated events.